Exhibit 10.1
CONVEYANCE, CONTRIBUTION AND ASSUMPTION AGREEMENT
     THIS CONVEYANCE, CONTRIBUTION AND ASSUMPTION AGREEMENT (this “Agreement”) dated February 17, 2010, is made and entered into by and among Williams Energy Services, LLC, a Delaware limited liability company (“WES”), Williams Gas Pipeline Company, LLC, a Delaware limited liability company (“WGP”), WGP Gulfstream Pipeline Company, L.L.C., a Delaware limited liability company (“WGPGPC”), Williams Partners GP, LLC, a Delaware limited liability company (the “General Partner” and, together with WES, WGP and WGPGPC, the “Contributing Parties”), Williams Partners L.P., a Delaware limited partnership (the “Partnership”), and Williams Partners Operating LLC, a Delaware limited liability company and wholly-owned subsidiary of the Partnership (the “Operating Company”). The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.” Certain capitalized terms used are defined in Article I hereof.
RECITALS
     WHEREAS, the Contributing Parties desire to contribute to the Partnership membership interests and a limited partner interest in the Delaware limited liability companies and the Delaware limited partnership set forth below (collectively, the “Contributed Companies”) and to the extent of the percentages set forth below pursuant to the terms of the Contribution Agreement (as defined below) and this Agreement, the Partnership desires to transfer the Contributed Interests (as defined below) to the Operating Company pursuant to this Agreement and the Operating Company desires to accept all of the Contributed Interests in accordance with the terms of the Contribution Agreement and this Agreement and to be admitted as a member or a partner of each Contributed Company:

Entity	Contribution
• Marsh Resources, LLC	100% interest

• Transcontinental Gas Pipe Line Company, LLC	100% interest

• WGP Development, LLC	100% interest

• WGPC Holdings LLC	100% interest

• Williams Field Services Group, LLC	100% interest

• Williams Pacific Connector Gas Operator, LLC	100% interest

• Williams Pipeline GP LLC	100% interest

• Williams Pipeline Services LLC	100% interest

• Gulfstream Natural Gas System, L.L.C.	24.5% interest

• Pacific Connector Gas Pipeline, LLC	29.98% or less interest

• Pacific Connector Gas Pipeline, LP	29.98% or less interest

     All of such contributed membership interests and the limited partnership interest being hereinafter collectively referred to as the “Contributed Interests”.
     WHEREAS, in order to accomplish the objectives and purposes in the preceding recital, and to effect the intent of the Parties in connection with the consummation of the transactions contemplated hereby, the following entities, all of which are Delaware limited liability companies unless otherwise noted, took the following actions prior to the date hereof:
     1. Williams Pipeline Services Company, a Delaware corporation, converted into Williams Pipeline Services LLC.
     2. Williams Energy Solutions, Inc., a Delaware corporation, converted into Williams Energy Solutions, LLC (“Solutions”), The Williams Companies, Inc., a Delaware corporation (“TWC”), sold and conveyed its 100% membership interest in Solutions to WES, WES was admitted as the sole member of Solutions and TWC ceased to be a member of Solutions.
     3. HI-BOL Pipeline Company and WFS-Pipeline Company, both Delaware corporations, converted into HI-BOL Pipeline LLC and WFS-Pipeline LLC, respectively.
     4. WFS Enterprises, Inc. and WFS Liquids Company, both Delaware corporations, and Black Marlin Pipeline Company, a Texas corporation, converted into WFS Enterprises LLC (“WFSE”), WFS Liquids LLC and Black Marlin Pipeline LLC, respectively.
     5. Williams Midstream Natural Gas Liquids, Inc., a Delaware corporation (“Liquids”), sold and conveyed its 31.45% membership interest in Baton Rouge Fractionators LLC (“BRF”) to TWC, TWC was admitted as a member of BRF and Liquids ceased to be a member of BRF.
     6. WGP Enterprises, Inc., a Delaware corporation (“WGPE”), sold and conveyed its 99% limited partner interest in Williams Gas Processing – Gulf Coast Company, L.P., a Delaware limited partnership (“WGPGCC”), to TWC, TWC was admitted as a partner of WGPGCC and WGPE ceased to be a partner of WGPGCC.
     7. TWC sold and conveyed its 100% membership interest in Williams Mobile Bay Producer Services, L.L.C. (“Mobile Bay”), its 31.45% membership interest in BRF and its 99% limited partner interest WGPGCC to WES, WES was admitted as a member of Mobile Bay and BRF and as a partner of WGPGCC and TWC ceased to be a member of Mobile Bay and BRF and a partner of WGPGCC.
     8. WES sold and conveyed its 100% membership interest in Solutions, Mobile Bay and Williams NGL Marketing, LLC, its 31.45% membership interest in BRF and its 99% limited partner interest WGPGCC to Williams Field Services Group, LLC (“WFS”), WFS was admitted as a member of Solutions, Mobile Bay, Williams NGL Marketing, LLC and BRF and as a partner of WGPGCC and WES ceased to be a member of Solutions, Mobile Bay, Williams NGL Marketing, LLC and BRF and a partner of WGPGCC.

     9. WFS sold and conveyed its 99% limited partner interest WGPGCC to WFSE, WFSE was admitted as a partner of WGPGCC and WFS ceased to be a partner of WGPGCC.
     10. Williams Pacific Connector Gas Pipeline, LLC (“Williams Pacific Connector”) sold and conveyed its entire member interest in Pacific Connector Gas Pipeline, LLC (“Pacific Connector LLC”) and its entire limited partner interest in Pacific Connector Gas Pipeline, LP (“Pacific Connector LP”) to WGP, with each of such interests being a 29.98% or less interest, WGP was admitted as a member of Pacific Connector LLC and as a partner of Pacific Connector LP, and Williams Pacific Connector ceased to be a member of Pacific Connector LP and a partner of Pacific Connector LP.
     11. WES, WGP, WGPGPC, the General Partner, the Partnership, the Operating Company and, for a limited purpose, TWC, entered into that certain Contribution Agreement (the “Contribution Agreement”) dated January 15, 2010, pursuant to which the Partnership will acquire the Contributed Interests from the Contributing Parties for the Aggregate Consideration (as defined below).
     WHEREAS, in order to accomplish the objectives and purposes hereunder and to effect the intent of the Parties in connection with the consummation of the transactions contemplated hereby, the following entities took the following actions prior to the date hereof:
     1. All intercompany demand notes associated with the TWC cash management program and reflected in general ledger accounts 1191, 1951 and 2641, between TWC and a Contributed Company or a subsidiary of a Contributed Company were satisfied in full to the extent of outstanding balances at 12:01 a.m., Tulsa, Oklahoma time, on the first day of the month in which the Closing Date occurs.
     2. To the extent that satisfaction in full of such demand notes resulted in a payment by TWC to a Contributed Company or a subsidiary of a Contributed Company, (i) such Contributed Company or subsidiary thereof authorized and made a dividend distribution in the same amount as was paid by TWC and (ii) a dividend distribution of such amount was further authorized and made as necessary until such amount was distributed to TWC (except, in the case of Northwest Pipeline GP, a Delaware general partnership (“NWP”), (a) NWP shall have authorized and made a dividend distribution to its equity holders in the same amount as was paid by TWC, (b) WGPC Holdings LLC shall have authorized and made a dividend distribution in the same amount as was received from NWP and (c) WGP shall have authorized and made a dividend distribution in the same amount as was received from WGPC Holdings LLC).
     WHEREAS, concurrently with the consummation of the transactions contemplated hereby, each of the following shall occur:
     1. The Contributing Parties will transfer the Contributed Interests to the Partnership.
     2. The Partnership will complete the sale of up to $3.5 billion in principal amount of its debt securities to initial purchasers who may resell such securities pursuant to Rule 144A under the Securities Act of 1933, as amended, the net proceeds of which (the “Issuance Proceeds”) shall be deposited into a bank account maintained solely by the Partnership (the “Partnership Bank Account”).

     3. The Partnership shall borrow funds pursuant to the New Credit Facility in an amount equal to the amount, if any, by which $3.5 billion (less all Estimated Expenses) exceeds the Issuance Proceeds (the “Debt Proceeds”), and such Debt Proceeds shall be deposited into the Partnership Bank Account.
     4. As consideration for the transfer of the Contributed Interests, the Partnership shall (i) pay cash in the amount of $3.5 billion minus the Estimated Expenses (the “Cash Consideration”) to the Contributing Parties according to their percentage interests set forth on Exhibit E to the Contribution Agreement, (ii) issue 203,000,000 Class C Units (the “Equity Consideration”) to the Contributing Parties in the amounts set forth on Exhibit E to the Contribution Agreement (the “Private Equity Placement”) and (iii) increase the capital account of the General Partner by an amount equal to the Additional GP Interest and issue a proportionate number of General Partner Units to the General Partner, each in consideration for a contribution to the Partnership on behalf of the General Partner of a portion of the Contributed Interests, with the aggregate of each form of consideration set forth in clauses (i), (ii) and (iii) being collectively referred to as the “Aggregate Consideration.” The Cash Consideration shall be paid from the Issuance Proceeds and the Debt Proceeds in the Partnership Bank Account.
     5. The Partnership shall pay its transaction expenses associated with the transactions contemplated by this Agreement, and the Contributing Parties shall pay their transaction expenses associated with the transactions contemplated by this Agreement.
     6. The Partnership shall contribute the Contributed Interests to the Operating Company as a contribution to the capital of the Operating Company, the Operating Company shall be admitted as a member or partner of each Contributed Company and the applicable Contributing Party shall cease to be a member or partner of each Contributed Company.
A G R E E M E N T:
     NOW THEREFORE, in consideration of their mutual undertakings and agreements set forth herein and in the Contribution Agreement, the Parties undertake and agree as follows:
ARTICLE I
DEFINITIONS
     1.1 Definitions. The following capitalized terms have the meanings given below.
          “Additional General Partner Units” has the meaning assigned to such term in Section 2.4.
          “Additional GP Interest” means the dollar amount equal to (a) 2/98ths of the product of the Issue Price times the aggregate number of Class C Units issued in the Private Equity Placement, minus (b) the GP Closing Quarter Distribution Reduction Amount.
          “Affiliate” when used with respect to a person or entity, means any other person or entity that directly or indirectly controls, is controlled by or is under common control with such first person or entity; provided, however, that (a) with respect to the Contributing Parties, the term “Affiliate” shall exclude each of the Partnership and the Operating Company, (b) with respect to the Partnership and the Operating Company, the term “Affiliate” shall exclude each of the Contributing Parties and (c) the Contributed Companies shall be deemed to be “Affiliates” (i) prior to the Closing, of the Contributing Parties and (ii) on and after the Closing, of the Partnership and the Operating Company. No person or entity shall be deemed an Affiliate of any person or entity solely by reason of the exercise or existence of rights, interests or remedies under this Agreement.
          “Aggregate Consideration” has the meaning assigned to such term in the recitals.
          “Agreement” has the meaning assigned to such term in the first paragraph of this Agreement.
          “BRF” has the meaning assigned to such term in the recitals.
          “Cash Consideration” has the meaning assigned to such term in the recitals.
          “Class C Units” means the Class C units representing limited partner interests in the Partnership.
          “Closing” means the closing of the transactions contemplated by the Contribution Agreement.
          “Closing Date” means the date of the Closing.
          “Common Units” has the meaning assigned to such term in the Partnership Agreement.
          “Contributed Companies” has the meaning assigned to such term in the recitals.
          “Contributed Interests” has the meaning assigned to such term in the recitals.
          “Contribution Agreement” has the meaning assigned to such term in the recitals.
          “Contributing Parties” has the meaning assigned to such term in the first paragraph of this Agreement.
          “Debt Proceeds” has the meaning assigned to such term in the recitals.
          “Equity Consideration” has the meaning assigned to such term in the recitals.
          “Estimated Expenses” means the aggregate amount of a good faith estimate of each component of the Expenses as of the Closing Date.
          “Expenses” means all expenses listed on Exhibit B to the Contribution Agreement.
          “General Partner” has the meaning assigned to such term in the first paragraph of this Agreement.

          “General Partner Units” has the meaning assigned to such term in the Partnership Agreement.
          “GP Closing Quarter Distribution Reduction Amount” means the amount equal to the excess of (a) the aggregate amount that would be distributable by the Partnership with respect to the Additional General Partner Units for the calendar quarter in which the Closing Date occurs if the Closing Date had occurred on the first day of such calendar quarter, over (b) the aggregate amount actually distributable by the Partnership with respect to the Additional General Partner Units for the calendar quarter in which the Closing Date occurs.
          “Issuance Proceeds” has the meaning assigned to such term in the recitals.
          “Issue Price” means the volume weighted average closing price of a Common Unit on the NYSE for the 10-day trading period ending on the third (3rd) business day prior to the Closing Date.
          “Laws” means any and all laws, statutes, ordinances, rules or regulations promulgated by a governmental authority, orders of a governmental authority, judicial decisions, decisions of arbitrators or determinations of any governmental authority or court.
          “Mobile Bay” has the meaning assigned to such term in the recitals.
          “New Credit Facility” means the $1.5 billion underwritten Credit Agreement to be entered into by the Partnership on or prior to the Closing and any successor facility thereto.
          “NWP” has the meaning assigned to such term in the recitals.
          “Operating Company” has the meaning assigned to such term in the first paragraph of this Agreement.
          “Pacific Connector LLC” has the meaning assigned to such term in the recitals.
          “Pacific Connector LP” has the meaning assigned to such term in the recitals.
          “Partnership” has the meaning assigned to such term in the first paragraph of this Agreement.
          “Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership, dated as of August 23, 2005, of the Partnership, as amended from time to time.
          “Partnership Bank Account” has the meaning assigned to such term in the recitals.
          “Party” and “Parties” have the meanings assigned to such terms in the first paragraph of this Agreement.

          “Private Equity Placement” has the meaning assigned to such term in the recitals.
          “Solutions” has the meaning assigned to such term in the recitals.
          “TWC” has the meaning assigned to such term in the recitals.
          “WES” has the meaning assigned to such term in the first paragraph of this Agreement.
          “WFSE” has the meaning assigned to such term in the recitals.
          “WGP” has the meaning assigned to such term in the first paragraph of this Agreement.
          “WGPE” has the meaning assigned to such term in the recitals.
          “WGPGCC” has the meaning assigned to such term in the recitals.
          “WGPGPC” has the meaning assigned to such term in the first paragraph of this Agreement.
          “Williams Pacific Connector” has the meaning assigned to such term in the recitals.
ARTICLE II
CONCURRENT TRANSACTIONS
     2.1 Contribution by the Contributing Parties of the Contributed Interests to the Partnership. The Contributing Parties hereby grant, contribute, transfer, assign and convey to the Partnership, its successors and assigns, for its and their own use forever, the Contributed Interests, and the Partnership hereby accepts the Contributed Interests. Notwithstanding any provision in the Delaware Limited Liability Company Act or the Delaware Revised Uniform Limited Partnership Act or the limited liability company agreement or limited partnership agreement of each Contributed Company, each Contributing Party shall remain a member or partner of each applicable Contributed Company until such Contributing Party ceases to be a member or partner thereof pursuant to Section 2.5.
     TO HAVE AND TO HOLD the Contributed Interests unto the Partnership, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement and the Contribution Agreement, forever.
     2.2 Distribution of the Cash and Equity Consideration. The Parties acknowledge that the Partnership has paid to the Contributing Parties the Cash Consideration and has issued to the Contributing Parties the Equity Consideration. The Cash Consideration has been paid from the Issuance Proceeds and the Debt Proceeds. The Contributing Parties hereby acknowledge receipt of the Cash Consideration and the Equity Consideration.

     2.3 Increase in Capital Account of the General Partner. The Parties acknowledge that the capital account of the General Partner has been increased by an amount equal to the amount of the Additional GP Interest in consideration for a contribution to the Partnership on behalf of the General Partner of a portion of the Contributed Interests corresponding to the number of General Partner Units described in Section 2.4.
     2.4 Issuance of General Partner Units. The Parties acknowledge that the Partnership has issued 4,142,857 General Partner Units (which number of Units is equal to 2/98ths of the number of Class C Units issued in the Private Equity Placement) to the General Partner (the “Additional General Partner Units”). The General Partner acknowledges the receipt of the Additional General Partner Units.
     2.5 Contribution by the Partnership of the Contributed Interests to the Operating Company. Immediately following the contribution of the Contributed Interests to the Partnership pursuant to Section 2.1, the Partnership hereby grants, contributes, transfers, assigns and conveys to the Operating Company, its successors and assigns, for its and their own use forever, the Contributed Interests, and the Operating Company hereby accepts the Contributed Interests from the Partnership as a contribution by the Partnership to the capital of the Operating Company. The Operating Company hereby agrees that it is bound by the limited liability company agreement or limited partnership agreement of each Contributed Company. Notwithstanding any provision in the limited liability company agreement or limited partnership agreement of each Contributed Company, the Operating Company is hereby admitted as a member or partner of each Contributed Company simultaneously with its receipt of the Contributed Interests. Immediately thereafter, each Contributing Party shall cease to be a member or partner of each Contributed Company, as applicable. The Parties agree that the Operating Company’s admission as a member or partner of each Contributed Company shall not dissolve the Contributed Companies and each Contributed Company shall continue without dissolution.
     TO HAVE AND TO HOLD the Contributed Interests unto the Operating Company, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.
ARTICLE III
FURTHER ASSURANCES
     3.1 Further Assurances. From time to time after the date hereof, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted and (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended so to be.

     3.2 Other Assurances. From time to time after the date hereof, and without any further consideration, each of the Parties shall execute, acknowledge and deliver all such additional instruments, notices and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate to more fully and effectively carry out the purposes and intent of this Agreement. It is the express intent of the Parties that the Operating Company own the Contributed Interests that are identified in this Agreement, that the Operating Company is admitted as a member or partner of each Contributed Company, that each Contributing Party ceases to be a member or partner of each applicable Contributed Company and that the contributions contemplated hereby do not cause the dissolution of any Contributed Company.
ARTICLE IV
MISCELLANEOUS
     4.1 Costs. The Operating Company shall pay all sales, use and similar taxes arising out of the contributions, conveyances and deliveries to be made hereunder, and shall pay all documentary, filing, recording, transfer, deed and conveyance taxes and fees required in connection therewith.
     4.2 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to Articles, Sections and Schedules shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of, and Schedules to, this Agreement, respectively. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to,” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.
     4.3 Successors and Assigns. The Agreement shall be binding upon and inure to the benefit of the parties signatory hereto and their respective successors and assigns.
     4.4 No Third Party Rights. The provisions of this Agreement are intended to bind the parties signatory hereto as to each other and are not intended to and do not create rights in any other person or entity or confer upon any other person or entity any benefits, rights or remedies and no person or entity is or is intended to be a third party beneficiary of any of the provisions of this Agreement.
     4.5 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.

     4.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York applicable to contracts made and to be performed wholly within such state without giving effect to conflict of law principles thereof, except to the extent that it is mandatory that the Law of some other jurisdiction shall apply.
     4.7 Assignment of Agreement. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any Party without the prior written consent of each of the Parties. Except as provided herein, nothing in this Agreement is intended to or shall confer upon any person or entity other than the Parties, and their respective successors and permitted assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.
     4.8 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto and affected thereby.
     4.9 Director and Officer Liability. Except to the extent that they are a party hereto, the directors, managers, officers, partners, members and securityholders of the Parties and their respective Affiliates shall not have any personal liability or obligation arising under this Agreement (including any claims that another party may assert).
     4.10 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced under applicable Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.
     4.11 Integration. This Agreement, the Contribution Agreement and the instruments referenced herein supersede any and all previous understandings or agreements among the Parties, whether oral or written, with respect to their subject matter. This Agreement, the Contribution Agreement and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement, the Contribution Agreement or any such instrument unless it is contained in a written amendment hereto or thereto and executed by the Parties hereto or thereto after the date of this Agreement or such instrument.
     4.12 Effect of Amendment. The Parties ratify and confirm that except as otherwise expressly provided herein, in the event this Agreement conflicts in any way with any instrument of conveyance covering the Contributed Interests (other than the Contribution Agreement), the terms and provisions of this Agreement shall control.
     4.13 Order. The matters provided for in Section 2.1 shall be completed prior to the matters provided for in Section 2.5.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto on the date first above written.

WILLIAMS GAS PIPELINE COMPANY, LLC
By:	/s/ Phillip D. Wright
	Name:	Phillip D. Wright
	Title:	Senior Vice President

WILLIAMS ENERGY SERVICES, LLC
By:	/s/ Alan S. Armstrong
	Name:	Alan S. Armstrong
	Title:	Senior Vice President

WGP GULFSTREAM PIPELINE COMPANY, L.L.C.
By:	/s/ Phillip D. Wright
	Name:	Phillip D. Wright
	Title:	Senior Vice President

WILLIAMS PARTNERS GP LLC
By:	/s/ Donald R. Chappel
	Name:	Donald R. Chappel
	Title:	Chief Financial Officer

Signature Page to Conveyance, Contribution and Assumption Agreement

WILLIAMS PARTNERS L.P.
By:	Williams Partners GP LLC, its general
partner
By:	/s/ Donald R. Chappel
	Name:	Donald R. Chappel
	Title:	Chief Financial Officer

WILLIAMS PARTNERS OPERATING LLC
By:	Williams Partners L.P., its managing
member

By:	Williams Partners GP LLC, its general
partner

By:	/s/ Donald R. Chappel
	Name:	Donald R. Chappel
	Title:	Chief Financial Officer

Signature Page to Conveyance, Contribution and Assumption Agreement